UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of report (date of earliest event reported):
January 27, 2006

NaturalNano, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

150 Lucius Gordon Drive, Suite 115
West Henrietta, New York 14586
(Address of principal executive offices)

(585) 214-8005
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or By-laws

On January 27, 2006, we filed with the Secretary of State of the State of Nevada a Certificate of Change to amend our Restated Articles of Incorporation to increase the number of authorized shares of our Common Stock, par value $0.001 per share, from 100,000,000 shares to 200,000,000 shares. The amendment will become effective on February 8, 2006. As a result of such amendment, the number of issued and outstanding shares of our Common Stock held by each stockholder of record at the effective date and time of such amendment will be correspondingly increased. The Certificate of Change is filed as Exhibit 3.1 to this Current Report on Form 8-K. The foregoing description of the amendment to our Restated Articles of Incorporation is qualified in its entirety by reference to such Exhibit.

On January 27, 2006 we issued a press release announcing the amendment. The press release is filed as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
3.1	Certificate of Change
99.1	Press Release issued January 27, 2006 entitled “NaturalNano Shareholders to Receive Additional Shares; Company Increases Shares to Enhance Trading Liquidity”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALNANO, INC.

/s/ Kathleen A. Browne
Date: January 27, 2006	Kathleen A. Browne Chief Financial Officer